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                                                                      EXHIBIT 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 26 to Registration Statement No. 033-88082 on Form S-6 of our report dated March 27, 2014, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of New England Variable Life Separate Account and our report dated April 18, 2014, relating to the consolidated financial statements of New England Life Insurance Company and subsidiary (the "Company") (which report expresses an unmodified opinion and includes an other matter paragraph related to the Company being a member of a controlled group), both appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Prospectus Supplement.

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 033-88082 on Form S-6, appearing in the Prospectus Supplement, which is part of such Registration Statement, of our report dated March 27, 2014, relating to the consolidated financial statements and financial statement schedules of Metropolitan Life Insurance Company and subsidiaries, appearing in the Statement of Additional Information in Post-Effective Amendment No. 27/Amendment No. 67 to Registration Statement Nos. 033-57320/811-06025 of Metropolitan Life Separate Account UL, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Prospectus Supplement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 22, 2014